HEI Exhibit 99.2

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UNITED STATES DISTRICT COURT
DISTRICT OF HAWAIʻI

IN RE HAWAIIAN ELECTRIC INDUSTRIES, INC., STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 1:24-CV-00164-MWJS-WRP

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT
EXHIBIT A-1

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TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF HAWAIIAN ELECTRIC INDUSTRIES, INC. (“HEI,” AND TOGETHER WITH ITS SUBSIDIARY, HAWAIIAN ELECTRIC COMPANY, INC., “HAWAIIAN ELECTRIC” OR THE “COMPANY”) AS OF NOVEMBER 5, 2025 (THE “RECORD DATE”)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND RELATED SHAREHOLDER DERIVATIVE ACTIONS AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD HEI COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative action and related derivative actions (collectively, the “Actions”). This Notice is provided by Order of the United States District Court for the District of Hawaiʻi (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated

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December 31, 2025 (“Stipulation”).1 A link to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation may be found on HEI’s website at the Investor Relations page at https://www.hei.com/investor-relations/default.aspx.
I. WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the settlement of the shareholder derivative action captioned In re Hawaiian Electric Industries, Inc., Stockholder Derivative Litigation, Lead Case No. 1:24-CV-00164-MWJS-WRP, pending in the U.S. District Court for the District of Hawai'i (the “Action” or “Hawai'i Federal Action”) and the related shareholder derivative actions under the caption In re Hawaiian Electric Industries Inc. and Hawaiian Electric Company, Inc. State Court Derivative Litigation, No. 1CCV-23-0001181, pending in the First Circuit Court of the State of Hawai'i and In re Hawaiian Electric Industries, Inc. and Hawaiian Electric Company, Inc. Derivative Litigation, Case No. 3:23-cv-06627-JSC, which was pending in the U.S. District Court for the Northern District of California before it was voluntarily dismissed without prejudice, which, together with the Action are referred to herein as the Actions.
___________________
1     Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

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Plaintiffs George Assad, Robert Faris, Michael Cole, Patrick Kallaus, Alexander Tai, Christina Rice, and David Hamilton (on behalf of themselves and derivatively on behalf of HEI); individual defendants in the Actions Scott W. H. Seu, Thomas B. Fargo, Peggy Y. Fowler, Celeste A. Connors, William James Scilacci, Jr., Micah A. Kāne, Elisia K. Flores, Paul K. Ito, Jeffrey N. Watanabe, Richard J. Dahl, Yoko Otani, Michael J. Kennedy, Keith P. Russell, Mary G. Powell, Eva T. Zlotnicka, Kelvin H. Taketa, Constance H. Lau, Gregory C. Hazelton, Timothy E. Johns, James A. Ajello, Mary E. Kipp, Alana K. Pakkala, Toby B. Taniguchi, Kevin M. Burke, Shelee M. T. Kimura, Alan Oshima, and Tayne S. Y. Sekimura (the “Individual Defendants”); and nominal defendants HEI and Hawaiian Electric Company, Inc. (“HECO”) (collectively with Plaintiffs and the Individual Defendants, the “Settling Parties”), have agreed upon terms to settle the above-referenced Actions and have signed the Stipulation setting forth those settlement terms.
On May 28, 2026, at 10:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action at the United States District Court for the District of Hawaiʻi, Prince Kuhio Federal Building & U.S. Courthouse, 300 Ala Moana Blvd., C-338, Honolulu, HI 96850, or via Zoom or other video platform, or telephonically, before the Honorable Micah W.J. Smith. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the proposed Settlement should be approved as

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fair, reasonable, and adequate, including the amount for Plaintiffs’ Counsel’s attorneys’ fees and expenses; (ii) whether a final judgment should be entered and the Action dismissed with prejudice on the terms set forth in the Stipulation; and (iii) such other matters as may be necessary and proper under the circumstances.
II. THE MAUI FIRES AND THE RESULTING ACTIONS
A. Summary of Allegations
HEI is the parent company of HECO, which supplies power to approximately
95% of Hawaii’s population through its subsidiaries. The Company is regulated by the Hawaiʻi Public Utilities Commission (“PUC”).
Plaintiffs allege the Company’s executives and directors knew of the increasing risk of wildfires – particularly around Lahaina – yet they failed to take adequate preventive action. Specifically, Plaintiffs allege the Company neglected to remove aging and abandoned utility poles, failed to keep vegetation properly cleared around power lines, and failed to have necessary fire mitigation protocols, such as shutting off power lines in severe winds. As a result, when wildfires broke out in Maui in August 2023, Plaintiffs allege the Company’s inadequate fire prevention and mitigation efforts contributed to the devastating impact of those fires.
Plaintiffs further allege that the Individual Defendants’ prior statements concerning the Company’s wildfire mitigation efforts, safety protocols, and maintenance of its equipment were false.

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Defendants deny Plaintiffs’ allegations and maintain that they took appropriate steps to mitigate against fire risk and to make sure the Company’s disclosures were accurate.
B. This Hawaiʻi Federal Action
On April 8, 2024, Plaintiff George Assad filed a shareholder derivative action on behalf of HEI. Plaintiff Assad initiated the Hawai'i Federal Action after making a litigation demand on HEI’s Board of Directors pursuant to HRS § 414-173.
As background, HRS § 414-173 contains a mandatory provision that requires shareholders of Hawai'i corporations to commence a derivative proceeding only after:
(1) A written demand has been made upon the corporation to take suitable action; and
(2) Ninety days have expired from the date the demand was made unless the shareholder has earlier been notified that the demand has been rejected by the corporation or unless irreparable injury to the corporation would result by waiting for the expiration of the ninety-day period.
As required by HRS § 414-173, on October 4, 2023, Plaintiff Assad sent HEI’s
Board a litigation demand, which demanded, among other things, that the Board investigate and address claims against certain of the Company’s current and former

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officers and directors for mismanagement and breaches of fiduciary duties. On December 26, 2023, the Board rejected the litigation demand via letter.
Subsequently, on June 8, 2024, Plaintiff Robert Faris filed a shareholder derivative action on behalf of HEI. Verified Shareholder Derivative Complaint, Faris v. Seu, et al., Case No. 1:24-cv-00247 (D. Haw. June 8, 2024). Prior to filing, Mr. Faris sent a litigation demand to the HEI Board on January 8, 2024, which the Board rejected.
On July 3, 2024, the Court consolidated the Assad and Faris actions into the Action and appointed the law firms of Robbins LLP and Robbins Geller Rudman & Dowd LLP as Co-Lead Counsel and the Law Office of Carl M. Varady as Liaison Counsel.
On July 30, 2024, the Court entered an order staying this Hawai'i Federal Action until resolution of the motion to dismiss in the related Securities Action and the motion to dismiss or stay in the California Federal Action (which are discussed in more detail below).
Pursuant to the Court’s orders, Plaintiffs filed a consolidated complaint on August 15, 2024. The complaint asserts claims for breaches of fiduciary duty, waste of corporate assets, and unjust enrichment against the Individual Defendants.
On March 10, 2025, after the stay of this Hawai'i Federal Action was lifted, HEI moved to extend the stay of this Hawai'i Federal Action until the motion to

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dismiss an amended complaint in the Securities Action was resolved. On April 30, 2025, the Court granted HEI’s motion to extend the stay.
In the meantime, while this Hawai'i Federal Action was stayed, Plaintiffs obtained and reviewed books and records from HEI related to the alleged wrongdoing.
C. The California Federal Action
The California Federal Action, which has been voluntarily dismissed without prejudice, consisted of three separate shareholder derivative actions brought on behalf of the Company. Patrick Kallaus filed his complaint on December 26, 2023, Michael Cole filed his complaint on January 31, 2024, and Alexander Tai filed his complaint on February 28, 2024. These three actions were consolidated on March 19, 2024, and captioned In re Hawaiian Electric Industries, Inc. and Hawaiian Electric Company, Inc. Derivative Litigation, Case No. 3:23-cv-06627-JSC. See California Federal Action ECF 17. On July 8, 2024, the Company filed a motion to dismiss the California Federal Action and a motion to stay the California Federal Action.
On August 22, 2024, Plaintiffs in this Hawai'i Federal Action filed a Motion to Intervene and to Stay or Dismiss in the California Federal Action, arguing that the California Federal Action should be stayed or dismissed under forum non

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conveniens. On September 12, 2024, Plaintiff Rice in the Hawai'i State Action filed a similar motion to intervene.
Plaintiffs maintain that, after attending an unsuccessful mediation in January 2025, Plaintiffs in the California Federal Action began coordinating with the other derivative plaintiffs to streamline this litigation and conserve resources. As a result, on January 24, 2025, the California Federal Action plaintiffs filed a Notice of Voluntary Dismissal. On January 30, 2025, after a hearing, Judge Corley entered an Order dismissing the California Federal Action without prejudice.
D. The Hawaiʻi State Action
By letter dated August 30, 2023, Plaintiff Christina Rice requested inspection of specific books and records of HEI pursuant to H.R.S. § 414D-302. On September 11, 2023, Rice filed a shareholder derivative action on behalf of the Company in Hawai'i State Court, captioned Rice v. Connors, et al., Civil Case No. 1CCV-23-0001181 (DEO). The Hawai'i State Action was thereafter removed to federal court, but was later remanded to Hawai'i State Court on March 14, 2024. Plaintiff Rice filed a Second Amended Complaint on May 17, 2024, which incorporated certain documents received from HEI in response to Rice’s inspection demand. By letter dated September 21, 2023, Plaintiff David Hamilton requested inspection of certain books and records of HEI pursuant to H.R.S. § 414-470. By letter dated March 29, 2024, Plaintiff Hamilton served a litigation demand on the HEI Board pursuant to

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H.R.S. § 414-173. By letter dated June 27, 2024, the HEI Board refused Hamilton’s litigation demand. On November 6, 2024, Plaintiff Hamilton filed a shareholder derivative action on behalf of the Company in Hawai'i State Court, captioned Hamilton v. Lau, et al., No. 1CCV-24-0001595. On March 5, 2025, upon stipulation by the parties in the two actions, the Hawai'i State Court consolidated the Rice action and the Hamilton action under the caption In re Hawaiian Electric Industries Inc. and Hawaiian Electric Company, Inc. State Court Derivative Litigation, No. 1CCV-23-0001181, appointed Francis A. Bottini, Jr. of Bottini & Bottini, Inc. and Addison Bonner of Bonner Sogi & Associates as Lead Counsel, and appointed Willem F. Jonckheer of Schubert Jonckheer & Kolbe LLP and Andrew D. Stewart of Showa Law Office as members of the Executive Committee. On April 9, 2025, Plaintiffs filed a consolidated complaint. On May 28, 2024, Defendants filed a motion to stay the Hawai'i State Action. The hearing on the motion to stay, however, was repeatedly continued in light of the parties’ ongoing settlement negotiations.
E. The Securities Action
On August 24, 2023, shareholders filed a securities class action against HEI and certain individuals. Bhangal v. Hawaiian Electric Indus., Inc., et al., No. 3:23-cv-04332 (N.D. Cal. Aug. 24, 2023). The Securities Action is premised on claims that defendants made materially misleading statements regarding valuation that violated the federal securities laws.

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The Securities Action was dismissed on October 15, 2024, with leave to amend. In the Securities Action, plaintiffs filed a second amended complaint on November 12, 2024, adding certain defendants, including HECO; and defendants filed a second motion to dismiss on March 18, 2025. At the parties’ request, the court vacated the hearing on the motion to dismiss and then granted a stay in light of the parties’ settlement negotiations.
F. The Tort Actions
Hundreds of tort lawsuits filed after the Lahaina wildfires were recently resolved through a $4 billion global settlement. HEI is reported to be responsible for approximately $1.99 billion of the $4 billion settlement.
G. The Parties’ Mediation and Subsequent Settlement Efforts
On January 22, 2025, the parties participated in a full-day mediation session before David M. Murphy of Phillips ADR Enterprises (the “Mediator”). The parties engaged in substantial briefing before the session. However, a settlement was not reached at this time and litigation proceeded.
On July 14, 2025, the parties participated in a second full-day mediation session before the Mediator. The parties did not reach a settlement during the mediation, but the parties continued to engage in extensive arm’s-length negotiations with the assistance of the Mediator for months following the mediation. Thereafter, on November 5, 2025, the Settling Parties executed a formal Term Sheet for

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Settlement of Shareholder Derivative Litigation (the “Term Sheet”) setting forth the material terms of the Settlement of the Actions.
III. BOARD APPROVAL OF THE SETTLEMENT
On December 15, 2025, the HEI Board, including all of the independent directors, approved a resolution reflecting their determination, in a good faith exercise of their business judgment, that the Settlement and each of its terms is fair, reasonable, and in the best interests of HEI and its shareholders.
IV. TERMS OF THE PROPOSED SETTLEMENT
The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at a link on HEI’s website at the Investor Relations page at https://www.hei.com/investor-relations/default.aspx.
A. The Cash Payment to Hawaiian Electric
In connection with the Settlement of the Action, and pursuant to the terms of the Escrow Agreement (attached as Exhibit D to the Stipulation), Defendants shall cause their insurers to pay $100,000,000.00 for the benefit of Hawaiian Electric, in accordance with the Stipulation.
The Gross Settlement Fund, net of any taxes on the income thereof and any tax expenses, shall be used to pay (i) any expenses incurred in connection with the

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Escrow Account, including costs incurred with subsequent distributions from the Gross Settlement Fund (the “Administration Expenses”); (ii) Plaintiffs’ Counsel’s Fee and Expense Amount authorized by the Court; and (iii) other fees and expenses authorized by the Court, including any service awards to Plaintiffs approved by the Court. The balance of the Gross Settlement Fund shall be released and paid as follows: (a) within the later of ten (10) days of the funding of the Escrow Account or ten (10) days after the court preliminarily approves the settlement in the Securities Action, $1,000,000.00 shall be released to the Company so that it can satisfy its obligation to fund an initial installment of the settlement amount agreed upon in the Securities Action; and (b) within five (5) business days of the Court’s entry of judgment and the judgment becoming final in accordance with the Stipulation, any funds in the Gross Settlement Fund shall be put into a separate escrow account, trust account, or similar device to safeguard those funds for use by the defendants in the Securities Action to settle or defend the Securities Action; (c) any funds in the Gross Settlement Fund remaining after final resolution of the Securities Action shall revert to the Company for its exclusive benefit.
HEI, by and through its Board of Directors, including its independent directors, has approved a resolution reflecting its determination, in a good faith exercise of its business judgment that the Settlement and each of its terms, including the Settlement Amount is fair, reasonable, and in the best interests of Hawaiian

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Electric and its shareholders. Hawaiian Electric also acknowledges and agrees that Plaintiffs’ commencement, prosecution, and settlement of the Actions were precipitating and material factors in the Company’s recovery of the Settlement Amount.
B. Dismissals and Releases
If the Settlement is approved, the Actions will be dismissed with prejudice and, upon the Effective Date of the Settlement, the following releases will occur:
Upon the Effective Date, HEI, HECO, and each of their respective Related Parties and shareholders, and Plaintiffs (acting on their own behalf and derivatively on behalf of Hawaiian Electric and its shareholders) shall fully, finally, and forever release, relinquish, settle, and discharge each and all of the Released Defendants’ Persons from any and all Released Claims.
Upon the Effective Date, HEI, HECO, and each of their respective Related Parties and shareholders, and Plaintiffs (acting on their own behalf and derivatively on behalf of Hawaiian Electric and its shareholders) shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims, including Unknown Claims, against any of the Released Defendants’ Persons; provided, however, that nothing in the Stipulation shall in any way release, waive, impair, or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

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Upon the Effective Date, Defendants, HEI, and HECO shall fully, finally, and forever release, relinquish, settle, and discharge each and all of the Released Plaintiffs’ Persons from all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims in the Actions, except for claims relating to the enforcement of the Settlement.
These releases shall not in any way impair or restrict the rights of any party to enforce the terms of the Stipulation.
C. Plaintiffs’ Attorneys’ Fees and Expenses and Service Awards
Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in the Actions, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses. In recognition of Plaintiffs’ Counsel’s efforts in securing the $100 million cash payment for the benefit of Hawaiian Electric, Plaintiffs’ Counsel intend to request Court approval of attorneys’ fees equal to 25% of the Settlement Amount plus expenses not to exceed $475,000.00. Plaintiffs’ Counsel also intend to seek Court approval of service awards to each Plaintiff of $5,000.00 in recognition of their role in pursuing the derivative claims and achieving the Settlement Amount to HEI. Defendants do not oppose the agreed attorneys’ fees and expenses or service awards.

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V. REASONS FOR THE SETTLEMENT
The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Hawaiian Electric, and its shareholders.
A. Why Did Defendants Agree to Settle?
Each of the Defendants has denied and continues to deny each and every one of the claims and contentions alleged by Plaintiffs in the Actions. Each of the Defendants expressly has denied and continues to deny all allegations of wrongdoing, liability, or damages arising out of, based upon, or related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Without limiting the foregoing, each of the Individual Defendants has denied and continues to deny, among other things, that they breached their fiduciary duties or any other duty owed to Hawaiian Electric or its shareholders or engaged in any wrongdoing, or that Plaintiffs, Hawaiian Electric, or its shareholders suffered any damage or were harmed as a result of any conduct that was or that could have been alleged against them in the Actions or otherwise.
Nonetheless, Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions. HEI’s Board has approved the Settlement and each of its terms, including

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the $100 million cash payment to Hawaiian Electric, releases, and the Fee and Expense Amount to be sought by Plaintiffs’ Counsel, as set forth in the Stipulation, as in the best interest of Hawaiian Electric and its shareholders. Further, Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Stipulation (including all of the Exhibits attached thereto) and the Settlement shall in no event be construed as or deemed to be evidence of, or an admission or concession by any of the Individual Defendants or by Hawaiian Electric with respect to, any claim of fault, liability, wrongdoing, or damage whatsoever.
B. Why Did Plaintiffs Agree to Settle?
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and potential appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Plaintiffs also submit

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that the prosecution of the Actions and Settlement set forth in the Stipulation will result in Hawaiian Electric’s recovery of $100 million in cash, a substantial benefit to the Company.
Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing the Company’s reports and applications filed with the PUC, as well as the PUC’s decisions, orders, and comments filed in response; (ii) reviewing the results of numerous investigations conducted by regulators after the Lahaina wildfires, including the Bureau of Alcohol, Tobacco, Firearms and Explosives, the Maui County Fire Department, the Fire Safety Research Institute, which was commissioned by the Hawai'i Department of the Attorney General, and the PUC; (iii) reviewing Hawaiian Electric’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (iv) reviewing related media reports about the Company; (v) researching applicable Hawai'i and federal law with respect to the claims alleged in the Actions and potential defenses thereto; (vi) analyzing filings and evaluating evidence from the Securities Action and the Tort Actions; (vii) preparing and filing each of their Complaints; (viii) opposing Defendants’ motion to dismiss or stay in the California Federal Action; (ix) reviewing and analyzing confidential document productions made by Defendants; (x) conducting damages analyses; (xi) preparing and submitting a detailed mediation statement; and

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(xii) negotiating this Settlement with the Company and the Individual Defendants, including by participating in the initial mediation, and the ten months of subsequent negotiations under the Mediator’s supervision.
Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of Hawaiian Electric and its shareholders.
VI. SETTLEMENT HEARING
On May 28, 2026, at 10:00 a.m., the Court will hold the Settlement Hearing at the United States District Court for the District of Hawaiʻi, Prince Kuhio Federal Building & U.S. Courthouse, 300 Ala Moana Blvd., C-338, Honolulu, HI 96850, or via Zoom or other video platform, or telephonically, before the Honorable Micah W.J. Smith, to determine: (i) whether the terms of the proposed Settlement should be approved as fair, reasonable, and adequate, including the separately negotiated and agreed upon amount for Plaintiffs’ Counsel’s attorneys’ fees and expenses; (ii) whether a final judgment should be entered and the Action dismissed with prejudice on the terms set forth in the Stipulation; and (iii) such other matters as may be necessary and proper under the circumstances.
Pending determination of whether the Settlement should be approved, no HEI shareholder shall commence or prosecute against any of the Released Defendants’

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Persons, any action or proceeding in any court, administrative agency, or other tribunal asserting any of the Released Claims.
VII. RIGHT TO ATTEND SETTLEMENT HEARING

Any HEI shareholder as of the Record Date may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. Any HEI shareholder who satisfies these requirements may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense, or may appear on their own. The Court has the right to change the hearing date, time, or platform used (i.e., in person, telephonically, or via remote video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. HEI shareholders as of the Record Date who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.
VIII. RIGHT TO OBJECT TO THE PROPOSED SETTLEMENT
AND PROCEDURES FOR DOING SO

Any HEI shareholder as of the Record Date may appear and show cause, if he, she, or it has any reason why the Settlement of the Action should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why Plaintiffs’ Counsel’s Fee and Expense Amount should not be approved. You

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must object in writing, and you may request to be heard at the Settlement Hearing.
If you choose to object, then you must follow these procedures.
A. You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.Your name, legal address, and telephone number;
2.The case name and number (In re Hawaiian Electric Industries, Inc., Stockholder Derivative Litigation, Lead Case No. 1:24-CV-00164-MWJS-WRP);
3.Proof of being an HEI shareholder as of the Record Date, November 5, 2025;
4.The date(s) you acquired your HEI shares;
5.A statement of each objection being made;
6.Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and
7.Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
The Court may not consider any objection that does not substantially comply with these requirements.
B. You Must Timely Deliver Written Objections to the Court
All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court
United States District Court for the
District of Hawaii

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Prince Kuhio Federal Building
& U.S. Courthouse
300 Ala Moana Blvd.
Honolulu, HI 96850

or, by filing them in person at the United States District Court for the District of Hawaiʻi to the extent the Court is open for in-person filings.
YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN MAY 7, 2026.
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court. Any HEI shareholder who does not make his, her, or its objection in the manner prescribed above shall be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.
IX. HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation. For the precise terms and conditions of the Settlement, please see the Stipulation available at https://www.hei.com/investor-relations/default.aspx, contact:
Plaintiffs’ Counsel:

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ROBBINS GELLER RUDMAN & DOWD LLP
Randall J. Baron
Erik W. Luedeke
655 West Broadway, Suite 1900
San Diego, CA 92101

ROBBINS LLP
Brian J. Robbins
5060 Shoreham Place, Suite 300
San Diego, CA 92122

access the Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://www.hid.uscourts.gov, or visit the office of the Clerk of the Court for the United States District for the District of Hawaii, Prince Kuhio Federal Building & U.S. Courthouse, 300 Ala Moana Blvd., Honolulu, HI 96850, between 8:30 a.m. and 4:00 p.m., Monday through Friday, excluding Court holidays. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.
If you have any questions about matters in this Notice you may contact by telephone at 1-800-449-4900 or in writing Greg Wood, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.
PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: ____March 9, 2026	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
DISTRICT OF HAWAII